SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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Village Super Market, Inc.
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VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held December 11, 2026
Important Notice Regarding the Availability of Proxy Materials for the
2026 Annual Shareholder Meeting to Be Held on December 11, 2026
Virtual Meeting Site: www.virtualshareholdermeeting.com/VLGEA2026
The Proxy Statement for the 2026 Annual Shareholder Meeting and the Annual Report on Form 10-K
for the fiscal year ended July 25, 2026 are available at http://www.proxyvote.com
The 2026 annual meeting of the shareholders of Village Super Market, Inc. (the “Annual Meeting”) will be held online on Friday, December 11, 2026 at 10:00 A.M., Eastern Time. Our Annual Meeting will be hosted in a completely virtual format that will provide a consistent experience to all our shareholders regardless of where they are located. At our virtual Annual Meeting, shareholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2026.
The Annual Meeting is being held for the following purposes:
(1)	To elect nine directors for the ensuing year;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2027 fiscal year;
(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
(4)	To approve the Village Super Market, Inc. 2026 Equity Incentive Plan; and
(5)	To transact any other business which may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company has fixed the close of business on October 12, 2026 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 26, 2026

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
PROXY STATEMENT
December 11, 2026
Annual Meeting of Shareholders
This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board of Directors”) of proxies to be voted at the 2026 annual meeting of shareholders of the Company (the “Annual Meeting”) held on Friday, December 11, 2026 at 10:00 A.M., Eastern Time and at all postponements or adjournments thereof. The Annual Meeting will be held in a completely virtual format. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, shareholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2026. To participate in the virtual Annual Meeting, you will need the control number included in your proxy card or voting instruction form. This Proxy Statement was mailed and/or made available to shareholders on or about October 26, 2026.
At the close of business on October 12, 2026, the Company had outstanding and entitled to vote 10,681,283 shares of Class A common stock, no par value (“Class A Stock”), and 4,125,045 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 12, 2026 are entitled to vote at this meeting.
All shares of Class A Stock and Class B Stock (together, the “Common Stock”) represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors (Proposal 1); to ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2027 fiscal year (Proposal 2); to approve the advisory resolution on compensation of the Company’s named executive officers (Proposal 3); and to approve the Village Super Market, Inc. 2026 Equity Incentive Plan (Proposal 4). Management does not know of any other matter to be brought before the Annual Meeting.
Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) voting online at the Annual Meeting.
You may own shares of Common Stock in one or both of the following ways — either directly in your name as the shareholder of record, or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us. If you hold your shares in “street name,” your broker, bank or other holder of record is sending these proxy materials to you. As a holder in “street name,” you have the right to direct your broker, bank or other holder of record how to vote by completing the voting instruction form that accompanies your proxy materials. If you hold shares in “street name” and wish to vote your shares directly, you must contact your broker, bank or other holder of record to obtain the instructions and documentation required. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.
The holders of shares entitled to cast a majority of the votes at the Annual Meeting must be present, in person or by proxy, in order to have the required quorum for the transaction of business. Abstentions, withheld votes and “broker non-votes” will be counted for the purpose of determining whether a quorum is present.
Directors are elected by a plurality of the number of votes cast. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the election of directors. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.
With respect to the ratification of the appointment of KPMG LLP (Proposal 2), the advisory resolution on compensation of the Company’s named executive officers (Proposal 3), the approval of the Village Super Market, Inc. 2026 Equity

Incentive Plan (Proposal 4), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast is required to approve these proposals. As a result, abstentions, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.
Holders of the Class A Stock and Class B Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.
Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
Under the applicable rules governing such brokers, we believe Proposal 2 to ratify the appointment of KPMG LLP as our independent auditors is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors, Proposal 3 to approve the advisory resolution on compensation of the Company’s named executive officers and Proposal 4 to approve the Village Super Market, Inc. 2026 Equity Incentive Plan are likely to be considered “non-routine,” which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approval of Proposal 2 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on Proposal 2 if the broker has not received instructions from the beneficial owner.
If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

PROPOSAL 1 — ELECTION OF DIRECTORS
The following nine persons are being nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.
Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. Robert Sumas is the father of Nicholas J. Sumas II and the uncle of John J. Sumas. Nicholas J. Sumas II and John J. Sumas are cousins. John P. Sumas is the uncle of Perry J. Blatt. Robert Sumas and John P. Sumas are cousins. The other nominees are not related.
Nominees for Election
The following table sets forth information concerning the nominees for director:

Name	Age	Position with the Company
John J. Sumas	56	Chief Executive Officer and Director
Nicholas J. Sumas II	57	President and Chairman of the Board of Directors
John P. Sumas	77	Executive Vice President, Secretary and Director
Robert Sumas	85	Senior Advisor and Director
Perry J. Blatt	50	Director of E-Commerce and Business Development, Director
Kevin Begley	68	Director
Steven Crystal	70	Director
Stephen F. Rooney	64	Director
Prasad Pola	58	Director

John J. Sumas has served as a Director since 2009 and Chief Executive Officer since 2024. Prior to being appointed Chief Executive Officer, Mr. Sumas served as Co-President from 2018 to 2024, Chief Operating Officer from 2014 to 2018, General Counsel from 2007 through 2019 and Vice President from 2007 through 2014. Mr. Sumas was elected as a member of the Board of Directors of Wakefern Food Corporation (“Wakefern”), the retailer-owned cooperative of which the Company is a member, in 2025. He is Chairman of Wakefern’s Food Service Committee, Chairman of Wakefern’s Retail Employee Relations Committee, and a member of Wakefern’s Sales and Merchandise, Insurance and Shop-Rite Retail Services Committees. The Board of Directors concluded that John J. Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern and his legal experience.
Nicholas J. Sumas II has served as Chairman of the Board of Directors and President since 2024. Prior to being appointed President, Mr. Sumas served as Co-President from 2018 to 2024, Chief Marketing Officer from 2014 to 2018 and Vice President from 2007 through 2014. Mr. Sumas previously served as an executive officer of Wakefern and was a member of the Wakefern Board of Directors. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994. He is Chairman of Wakefern’s Digital Commerce, Vice Chairman of the Operations Excellence and Meat Committees, and is a member of Wakefern’s CGO Committee. Mr. Sumas also previously served as a member of Wakefern’s Nominating and Governance and Finance Committees. The Board concluded that Nicholas J. Sumas II should continue to serve as a Director of the Company in part due to his in-depth knowledge of the Company and Wakefern.
John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food and dairy operations. John P. Sumas is a member of Wakefern’s Frozen Food and Dairy Committees. The Board of Directors concluded that John P. Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern obtained over his 53 year career with the Company.
Robert Sumas was appointed Senior Advisor to the Executive Committee in 2024 after serving as the Company’s Chief Executive Officer and Vice Chairman of the Board of Directors from 2017 to 2024 and President from 2009 through 2017. He has served variously as Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company since 1969. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Retail Technology, Capital Management and Nonfoods Committees. The Board of Directors concluded that Robert Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern obtained over his 63 year career with the Company.
Perry J. Blatt has served as a Director since 2022 and is the Director of E-Commerce and Business Development for the Company. Mr. Blatt also oversees all corporate giving, corporate communication, and community outreach programs for Village and is President of the Sumas Family Foundation. He has held a diversity of supervisory positions in the Company in operations, merchandising, marketing and corporate communications since his employment in 2002. Mr. Blatt is Chairman of Wakefern’s Frozen Food Committee, a member of Wakefern’s Dairy Committee and has previously served as a member of Wakefern’s Sales and Merchandising and Price-Rite Operating Committees. He is currently a member of Wakefern’s Government Relations committee, as well as its Environmental committee. Mr. Blatt has served as a Board member and Trustee for the Community Food Bank of New Jersey since 2020. In 2024 he was elected as a board member to the New Jersey Food Council. The Board concluded that Perry J. Blatt should continue to serve as a Director of the Company in part due to his in-depth knowledge of the Company and Wakefern.
Kevin Begley has served as a Director since 2009 and was the Company’s Chief Financial Officer from 1987 until his retirement in December 2014. In addition, he served as Treasurer from 2002 through 2014. Mr. Begley is a Certified Public Accountant. Mr. Begley also served as a Director of Push to Walk, a non-profit organization that provides individualized workouts and resources to people with spinal cord injuries and other forms of paralysis, from 2015 to 2018. The Board of Directors concluded that Kevin Begley should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and his finance and accounting knowledge obtained over his 40 year career.
Steven Crystal has served as a Director since 2001 and has served as the Chairman of the Audit Committee from 2001 to 2016 and from 2023 to 2025. Mr. Crystal has retail experience through his ownership in various retail businesses in Nevada, including a HONDA motorcycle dealership, a furniture store and formerly an ACE hardware store. Since 1980, Mr. Crystal has been a member of the New York Commodity Exchange and the New York Mercantile Exchange. He traded commodities as a floor broker on the exchange from 1980 through 1987. During his tenure with NYMEX and COMEX, he served as a member of the new products (creating the Crude Oil contract), finance, arbitration, and budgeting and planning committees. He still holds memberships with NYMEX and COMEX and continues to trade electronically. Between 2005 and 2009, Mr. Crystal served as a Commodity Trading Advisor and Commodity Pool Operator while he managed Crystal Investment Partners, L.P., a registered hedge fund with the National Futures Association and the Commodity Futures Trading Commission. In addition, Mr. Crystal owns and operates various residential and commercial properties through his numerous private family partnerships (located in NJ, NV, CA and UT). From 1998 through 2013, Mr. Crystal owned and operated 5 auto parts stores in Nevada and California under the A C Delco brand for General Motors, Inc. Since 2014, he has served as the President of the Homeowners Associations of Rancho Teresina in Scottsdale, Arizona. Since 2014, Mr. Crystal has been licensed by the Nevada Gaming Control Board and the Nevada Gaming Commission, and was the Chairman of the Board and President of a start-up company formerly called Automated Cashless Systems, Inc. (now known as Cashless Holdings, Inc.) until its sale in 2021. Mr. Crystal also joined the Board of the International Center for Responsible Gaming in 2022. Currently, Mr. Crystal spends much of his time doing philanthropic work through the Crystal Family Charitable Foundation. He serves as Assistant Treasurer and member of the investment of finance committee for the Jewish National Fund and is a Board member and Chairman of the investment committee of Honor Health Foundation (formerly Scottsdale Health). Since 2022, Mr. Crystal has been the managing General Partner of Off My Grid, LLC and Suncloud Ventures, LLC, which are companies that are developing a 650 acre data center campus in southern Arizona. Mr. Crystal is the co-founder and managing member of Brave Bear Ventures, LLC, a venture capital fund. The Board of Directors has concluded that Steven Crystal should continue to serve as a Director of the Company due to his vast knowledge of the Company obtained through his more than 25 years of service on the Board of Directors, as well as his broad experience in owning, managing and supervising various retail, real estate and investment entities.
Stephen F. Rooney has served as a Director since 2009. Mr. Rooney has served as Chief Credit Officer and a member of Orange Bank & Trust’s senior management team since 2022. Prior to that, he served as Chief Credit Officer of Unity Bank from 2014 to 2022. Previous to these roles, he was a financial analyst with Standard & Poor’s asset-backed securities group and a corporate lending officer with CoreStates Bank where he focused on the retail industry, with a specialty in supermarket lending. The Board concluded that Stephen F. Rooney should continue to serve as a Director of the Company due to his strong financial background and past lending experience with the retail industry.
Prasad Pola has served as a Director since 2022. Mr. Pola has a distinguished career spanning over two decades, encompassing key leadership roles across the retail, e-commerce, and healthcare sectors. Mr. Pola has served as Chief

Technology Officer of Metagenics, a global nutritional and lifestyle medicine company, since 2023. Prior to that, he served as Chief Technology and Product Officer of Medly Health, a digital pharmacy, from 2020 to 2023. From 2016 to 2019, Mr. Pola served as the Chief Technology Officer at Plated, a food-tech company acquired by Albertsons, where he led the product, engineering, data science and customer service teams. Prior to these roles, Mr. Pola held product and technology leadership roles at Amazon.com, Inc. subsidiary Quidsi, Provide Commerce and Tommy Hilfiger Corp. The Board concluded that Prasad Pola should continue to serve as a Director of the Company due to his extensive knowledge and experience in e-commerce, retail, technology infrastructure, data and artificial intelligence, and digital transformation.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.
With respect to the election of directors, directors are elected by a plurality of the votes cast, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions, withheld votes and “broker non-votes,” if any, will not affect the outcome of the vote on the first proposal.
The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; or (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by Robert Sumas, John P. Sumas, Nicholas J. Sumas II and John J. Sumas (collectively, the “Sumas Family Group”) of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. See footnote (1) to the table under “Security Ownership of Certain Beneficial Owners and Management.” The Board of Directors has determined that each of Kevin Begley, Steven Crystal, Stephen F. Rooney and Prasad Pola is independent as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the listing standards of NASDAQ.
The Board of Directors held seven meetings in fiscal 2026. All directors attended at least 75% of the meetings of the Board of Directors, and meetings of committees of the Board of Directors on which the director served, during the time such director served on the Board of Directors or relevant committee thereof.
The Company has a policy of requiring all directors standing for election at an annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All nine directors attended the 2025 annual meeting of shareholders of the Company held on December 12, 2025.
The Executive Committee, which consists of Robert Sumas, John P. Sumas, John J. Sumas and Nicholas J. Sumas II, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors reviews its leadership structure in light of the Company’s then current needs, governance trends, and other factors. The Board of Directors reviews and considers whether the positions of Chairman and Chief Executive Officer should be combined or separated as part of an ongoing review of the effectiveness of the Company’s governance structure. As a result, the roles of Chairman and Chief Executive Officer have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined.
Effective December 15, 2017, the Board of Directors separated governance responsibilities between the Chairman and Chief Executive Officer roles. These roles were briefly combined on an interim basis due to the passing of William P. Sumas, Chairman of the Board, in July 2024. These roles were separated with the appointment of John J. Sumas as Chief Executive Officer and Nicholas J. Sumas II as President and Chairman of the Board of Directors effective December 13, 2024. The Board of Directors believes that this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight at this time.

Management is responsible for the day to day management of the risks that the Company faces, while the Board of Directors as a whole and through its committees, has responsibility for the oversight of risk management. The Board of Directors and its committees receive periodic reports from financial, legal and other management members regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.
The Compensation Committee and Executive Compensation
The Compensation Committee consists of John J. Sumas, Chief Executive Officer; John P. Sumas, Executive Vice President; Robert Sumas, Senior Advisor; Steven Crystal and Stephen F. Rooney, independent directors. The Compensation Committee of the Board of Directors has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, annual cash bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards. During fiscal 2026, the Compensation Committee met twice. The Compensation Committee does not utilize a charter.
The Audit Committee
The Audit Committee is comprised of three directors, Kevin Begley, Steven Crystal, and Stephen F. Rooney. All current Audit Committee members are independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the services to be provided and the fees paid to the independent auditors for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. During fiscal 2026, the Audit Committee met eight times.
The Board of Directors has determined that Stephen F. Rooney is an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are able to read and understand financial statements as required by NASDAQ regulations.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; (iii) the named executive officers; and (iv) all directors and executive officers of the Company as a group.
For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Class A Stock and Class B Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse).
The percentage of the securities beneficially owned by each person or entity named in the following table is based on (i) 10,681,283 shares of Class A Stock issued and outstanding as of October 12, 2026, and (ii) 4,125,045 shares of Class B Stock issued and outstanding as of October 12, 2026. Shares of Class A Stock reported in the second column entitled “Class A Stock – Shares Owned” in the following table also include the shares of Class A Stock underlying the shares of Class B Stock, as applicable. Each share of Class B Stock is convertible into one share of Class A Stock at any time. Except as otherwise noted below, the address for persons listed in the table is c/o Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

	Class A Stock		Class B Stock
Name	Shares Owned	Percentage of Class	Shares Owned	Percentage of Class
Named Executive Officers, Directors and Director Nominees:
Robert Sumas(1)(2)(3)	1,023,722	8.8%	948,484	23.0%
John P. Sumas(1)	573,418	5.1%	470,480	11.4%
Nicholas J. Sumas II(1)(3)(4)	1,082,807	9.2%	1,036,058	25.1%
John J. Sumas(1)(5)	1,473,242	12.2%	1,356,915	32.9%
John Van Orden	32,023	*	—	—%
Luigi Perri	15,839	*	—	—%
Kevin Begley	46,533	*	—	—%
Stephen F. Rooney	39,372	*	—	—%
Steven Crystal(6)(8)	1,412,058	12.7%	440,320	10.7%
Perry J. Blatt	49,515	*	—	—%
Prasad Pola	14,572	*	—	—%
All directors and executive officers as a group (11 persons)(7)	5,122,685	35.8%	3,612,345	87.6%
5%+ Holders:
Sumas Family Group(1)(2)(3)(4)(5)	3,512,773	25.4%	3,172,025	76.9%
Crystal Family Charitable Foundation(8)	1,016,940	9.3%	216,940	5.3%
Dimensional Fund Advisors LP(9)	732,365	6.9%	—	—%
BlackRock, Inc.(10)	580,894	5.4%	—	—%

*	Less than 1%.
(1)
The Sumas Family Group is comprised of Robert Sumas, John P. Sumas, Nicholas J. Sumas II and John J. Sumas. Assuming no conversion of shares of Class B Stock to Class A Stock, the Sumas Family Group beneficially owns 340,748 shares of Class A Stock and 3,172,025 shares of Class B Stock, or 61.7% of the combined voting power. By virtue of the existence of this “group,” the Company is a “controlled company” pursuant to Section 5615(c)(1) of the NASDAQ Listing Rules. Shares beneficially owned by more than one director or executive officer are counted only once in the total for all directors and executive officers as a group.

(2)
Includes (i) 108,572 shares of Class B Stock held by the spousal trust for the benefit of Mrs. Robert Sumas, of which Robert Sumas is a co-trustee and as to which he shares voting and investment power; and (ii) 200,000 shares of Class B Stock held by the Nicholas Sumas Grandchildren Trust for the benefit of Robert Sumas’s children, of which Robert Sumas is the sole trustee.

(3)
Includes (i) 504 shares of Class A Stock and 548,236 shares of Class B Stock held by Robert Sumas Family LLC, of which Robert Sumas and Nicholas J. Sumas II are managers and share voting and investment power; and (ii) 91,676 shares of Class B Stock held by a spousal trust for the benefit of Robert Sumas, of which Nicholas J. Sumas II is a co-trustee and as to which he shares voting and investment power. Nicholas J. Sumas II, his wife and trusts for their children own 55.3% of the Robert Sumas Family LLC.

(4)
Includes 133,120 shares of Class B Stock held by two trusts for the benefit of the grandchildren of Robert Sumas, of which Nicholas J. Sumas II is a co-trustee and as to which he shares voting and investment power.

(5)
Includes (i) 200,000 shares of Class B Stock held by the Nicholas Sumas Grandchildren Trust for the benefit of James Sumas’s children, of which John J. Sumas is a co-trustee and as to which he shares voting and investment power; and (ii) 71,513 shares of Class A Stock and 844,620 shares of Class B Stock held by various family trusts for the benefit of the children of James Sumas, of which John J. Sumas is the sole trustee or a co-trustee. John J. Sumas shares voting and investment power held by the trusts of which he is a co-trustee.

(6)
Includes (i) 70,025 shares of Class A Stock and 223,380 shares of Class B Stock held by a decedent trust, of which Mr. Crystal is the sole trustee; and (ii) 800,000 shares of Class A Stock and 216,940 shares of Class B Stock owned by the Crystal Family Charitable Foundation, of which Mr. Crystal is the sole trustee.

(7)	Shares beneficially owned by more than one director or executive officer are counted only once in the total for all directors and executive officers as a group.
(8)
Mr. Crystal is the sole trustee of the foundation and may be deemed the beneficial owner of the 800,000 shares of Class A Stock and 216,940 shares of Class B Stock held by the Crystal Family Charitable Foundation.

(9)
As reported in a Schedule 13G/A dated February 9, 2024, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or dispositive power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of 732,365 shares of the Company held by the Funds, over which it has (a) sole voting power with respect to 718,324 shares of Class A Stock and (b) sole dispositive power over 732,365 shares of Class A Stock. However, all shares of Class A Stock reported herein are owned directly by the Funds and Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. To the knowledge of Dimensional Fund Advisors LP, none of the Funds individually owns more than 5% of the outstanding shares of Class A Stock. Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)
As reported in a Schedule 13G/A dated January 31, 2024, BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 580,894 shares of Class A Stock, over which it has (a) sole voting power with respect to 568,179 shares of Class A Stock and (b) sole dispositive power with respect to 580,894 shares of Class A Stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee is comprised of three independent directors, as defined by the rules promulgated by the SEC and the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Audit Committee are Stephen F. Rooney (Chairman), Steven Crystal and Kevin Begley. The Audit Committee appoints the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended July 25, 2026, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 25, 2026, and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of that date. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including Auditing Standard No. 1301, “Communications with Audit Committees.”
The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence. On the basis of these items, the Audit Committee determined that KPMG LLP is independent.
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit of the Company’s financial statements and meets periodically with the Company’s auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 25, 2026 filed with the Securities and Exchange Commission (the “2026 Form 10-K”).
Audit Committee
Stephen F. Rooney, Chairman
Steven Crystal
Kevin Begley
*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS
The Board of Directors believes that it is appropriate for the Company not to have a standing nominating committee as a result of the Company’s voting structure. The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board of Directors does not utilize a charter in performing this function. As a matter of policy, the Board of Directors will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey 07081. Information regarding director candidates for election to the Board of Directors in 2027 must be submitted by June 28, 2027.
The Board of Directors’ process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board of Directors, management or others. In searching for appropriate candidates, the Board of Directors adheres to criteria established for the consideration and selection of candidates. The Board of Directors views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board of Directors may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for decisions of the Board of Directors; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; and (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director candidate will be considered without regard to gender, race, religion, national origin or sexual orientation.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.
CODE OF ETHICS
The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2026, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at www.sec.gov as an Exhibit to the 2026 Form 10-K.
INSIDER TRADING POLICY
The Company has adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of the Company’s securities by its directors, officers and employees that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. Our Insider Trading Policy prohibits directors, executive officers and employees from engaging in transactions designed to hedge or offset any decrease in the market value of Company securities, including short sales, puts, calls, prepaid variable forwards, equity swaps, collars and exchange funds. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

EXECUTIVE OFFICERS
The following table sets forth information concerning the Company’s executive officers and certain biographical information furnished by them:

Name	Age	Position with the Company
John J. Sumas	56	Chief Executive Officer and Director
Nicholas J. Sumas II	57	President and Chairman of the Board of Directors
John P. Sumas	77	Executive Vice President, Secretary and Director
Robert Sumas	85	Senior Advisor and Director
John Van Orden	47	Chief Financial Officer & Treasurer
Luigi Perri	44	Vice President of Finance (Principal Accounting Officer)

The Company’s executive officers are elected by, and serve at the discretion of, the Board. The business experience for the past five years, and in some instances, for prior years, of each of the Company’s executive officers is as follows:
John J. Sumas has served as a Director since 2009 and Chief Executive Officer since 2024. Prior to being appointed Chief Executive Officer, Mr. Sumas served as Co-President from 2018 to 2024, Chief Operating Officer from 2014 to 2018, General Counsel from 2007 through 2019 and Vice President from 2007 through 2014. For John J. Sumas’s biography, please see the section above entitled “Nominees for Election.”
Nicholas J. Sumas II has served as Chairman of the Board of Directors and President since 2024. Prior to being appointed President, Mr. Sumas served as Co-President from 2018 to 2024, Chief Marketing Officer from 2014 to 2018 and Vice President from 2007 through 2014. For Nicholas J. Sumas II’s biography, please see the section above entitled “Nominees for Election.”
John P. Sumas has served as an Executive Vice President since 1989. For John P. Sumas’s biography, please see the section above entitled “Nominees for Election.”
Robert Sumas was appointed Senior Advisor to the Executive Committee in 2024 after serving as the Company’s Chief Executive Officer and Vice Chairman of the Board of Directors from 2017 to 2024 and President from 2009 through 2017. For Robert Sumas’s biography, please see the section above entitled “Nominees for Election.”
John Van Orden has served as Chief Financial Officer, Treasurer and Principal Financial Officer since 2014 and was Controller and Principal Accounting Officer from 2011 to 2014. Prior to joining the Company in 2011, Mr. Van Orden held various positions of increasing responsibility within KPMG LLP’s audit practice.
Luigi Perri has served as Vice President of Finance since 2025 and as Principal Accounting Officer since 2014. Prior to serving as Vice President of Finance, he served as the Company’s Controller from 2014 to 2025. Before joining the Company in 2014, Mr. Perri served as the North America Retail Controller for Ralph Lauren Corporation. Prior to that, he held positions at The Hertz Corporation and KPMG LLP. Mr. Perri is also a Certified Public Accountant in the state of New Jersey.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Administration
The primary objective of the Company’s executive compensation program is to attract, motivate and retain highly qualified executive officers and to align their interests with those of the Company’s shareholders. The Company seeks to achieve these objectives through a competitive compensation program consisting of base salary, annual cash bonus, restricted stock awards, retirement benefits, health and welfare benefits, and limited perquisites. In establishing executive compensation, the Board considers the compensation practices of companies of comparable size and business profile and believes that the Company’s compensation program, taken as a whole, provides a competitive package that supports leadership continuity, rewards performance, and promotes the creation of long-term shareholder value.
The Compensation Committee of the Board has the primary responsibility for establishing the compensation paid to the Company’s executive officers, including the named executive officers who are identified in the Summary Compensation Table. This includes base salary, annual cash bonus and supplemental retirement plans. The full Board of Directors reviews and approves restricted stock awards. Most of the named executive officers own a substantial amount of the Company’s Common Stock, which the Board believes provides meaningful alignment between management and shareholder interests. Because executive officers already maintain significant exposure to changes in shareholder value through their ownership positions, the Board utilizes restricted stock awards principally as a long-term retention incentive designed to encourage the continued service of key executives and support sustained leadership continuity.
Compensation Review Process and Market Benchmarking
In establishing executive compensation, the Compensation Committee considers a variety of factors, including the executive’s responsibilities and performance, the Company’s financial performance and achievement of strategic objectives, prevailing economic and competitive conditions, and compensation practices of comparable companies as reflected in commercially available survey data and public company proxy disclosures.
Periodically, the Compensation Committee engages consulting firms specializing in compensation and benefits to assist in evaluating the competitiveness and structure of the Company’s executive compensation program. During fiscal 2026, the Compensation Committee engaged Compensation Advisory Partners (“CAP”) as its independent compensation consultant. CAP advised the Compensation Committee regarding executive compensation matters, including the competitiveness and structure of base salaries, annual cash bonus opportunities, and restricted stock awards for executive officers.
As part of its engagement, CAP conducted a compensation benchmarking analysis utilizing published compensation survey data and a selected group of retail, wholesale, and general industry companies with business characteristics, revenues, and organizational complexity comparable to those of the Company. The Compensation Committee used this information as a reference point in evaluating executive compensation and did not rely solely on benchmarking data in determining compensation decisions. The comparator group consisted of the following companies:

AMCON Distributing Company	Ollie’s Bargain Outlet Holdings, Inc.
Five Below, Inc.	PriceSmart, Inc.
Grocery Outlet Holding Corp.	Sprouts Farmers Market, Inc.
Ingles Markets, Incorporated	The Chefs’ Warehouse, Inc.
Natural Grocers by Vitamin Cottage, Inc.	Weis Markets, Inc.

The Compensation Committee determined that CAP was independent and its work did not raise any conflict of interest. The Compensation Committee may engage additional compensation consultants from time to time as it deems advisable.
The Company’s executive compensation for the named executive officers includes the following components: base salary, annual bonus plan, restricted stock awards, retirement benefits and other benefits.
Salary
Named executive officers are paid a base salary that is reviewed annually and adjusted from time to time at the discretion of the Compensation Committee. In determining base salary levels, the Compensation Committee considers market data, Company performance, and individual factors. Generally, the Compensation Committee seeks to maintain executive base salaries near the median of the applicable market data; however, individual salaries may fall above or below the median, generally within the 25th to 75th percentile range, based on the executive’s responsibilities, experience, tenure, performance, and overall contribution to the Company.
In addition to market considerations, the Compensation Committee evaluates each executive officer based on a qualitative assessment of factors including increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives, and decision-making abilities. The Compensation Committee does not utilize predetermined performance targets in establishing base salary adjustments but instead exercises its judgment based on the totality of the circumstances. Based on these considerations, including the Company’s performance during fiscal 2026, the Compensation Committee approved salary increases of 3% for each of the named executive officers for fiscal 2027.
Annual Cash Bonus
The Company’s executive compensation program includes an annual cash bonus designed to reward executive officers based on the Company’s overall performance and individual contributions during the fiscal year. The actual bonus amounts earned by the named executive officers are reflected in the Summary Compensation Table for the fiscal year in which they were earned, although payment is made in the subsequent fiscal year.
In determining annual bonus awards, the Compensation Committee considers both Company performance and a qualitative assessment of individual performance. Factors considered include increased responsibilities, performance of areas under the executive’s control, leadership, execution of strategic initiatives, and decision-making abilities. The Compensation Committee does not utilize predetermined performance targets in determining bonus amounts but instead exercises its judgment after considering the totality of these factors.
In fiscal 2026, the Compensation Committee awarded annual cash bonuses that, in the aggregate, were 5% lower than those awarded in fiscal 2025. In making these determinations, the Compensation Committee considered, among other factors, the Company’s 7% decrease in net income, excluding nonrecurring items. Annual bonus awards are not established as a fixed percentage of base salary; however, the bonuses awarded to the named executive officers for fiscal 2026 ranged from approximately 44% to 74% of base salary. The Compensation Committee’s objective is to maintain total annual cash compensation, consisting of base salary and annual cash bonus opportunities, at approximately the median of the applicable market data. Individual compensation levels may vary above or below the median based on each executive’s role, responsibilities, experience, tenure, performance, and overall contribution to the Company, and generally fall within the 25th to 75th percentile range of the applicable market data.
Equity
Equity awards are determined using a target grant-date value approach. In determining target award values, the Compensation Committee considers an executive’s position within the organization, responsibilities, tenure, individual performance, overall contribution to the Company, and market data provided by its independent compensation consultant. Generally, the annual target award values are below the 25th percentile of comparable companies; however, the Compensation Committee believes these award levels are appropriate in light of the retention-oriented nature of the Company’s restricted stock program and the substantial existing stock ownership maintained by most named executive officers. The target award value is converted into a number of shares based on the fair market value of the Company’s Class A Stock over a 20-day trading average prior to the grant date, and accordingly the number of shares awarded may vary from year to year as the Company’s stock price changes.
The Company has historically granted restricted stock awards every three years, with the shares cliff vesting at the end of the third year. Following a review of the Company’s executive compensation program, the Compensation Committee determined that an annual equity award program with graded vesting would better support retention, succession planning and leadership continuity. As a result, beginning in fiscal 2026, the Company transitioned all participants in the restricted stock program, including the named executive officers, from a three-year cliff-vesting grant cycle to annual restricted stock grants that generally vest over a three-year period.
To facilitate this transition, the Compensation Committee approved transition awards for the named executive officers during fiscal 2026. One-half of the shares subject to each transition award vest on March 16, 2027, one-third vest on March 14, 2028, and the remaining shares vest on March 13, 2029. Beginning with future annual grants, awards generally will vest in equal one-third installments over three years, subject to the executive’s continued employment with the Company. The target value of each transition award was approximately two times the annual grant value that the Compensation Committee currently expects to award in future years, with the transition structure designed so that, as the program reaches its normal cadence, recipients will generally vest each year in shares representing approximately one annual target award value, based on the grant-date value of the applicable awards.
Retirement Benefits
The Company sponsors a defined contribution plan for its non-union employees, including the named executive officers.
The Company maintained a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. In fiscal 2016, plan benefits earned were frozen and participants no longer earned additional benefits under the plan. In fiscal 2022, the plan was terminated and the Company distributed benefits to plan participants in the form of a lump sum or the purchase of an annuity contract.
John P. Sumas also participates in a Supplemental Executive Retirement Plan (the “SERP”). The SERP compensates for limitations on benefits that were available through the VSMERP. Participants vested in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant received under the VSMERP and the amount of the participant’s social security benefits. Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of 1⁄15 for each of the first five years the early retirement date precedes the normal retirement date and 1⁄30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred, as described in the 2026 Pension Benefits Table and the accompanying narrative description that follows this discussion and analysis.
Other Benefits
The Company’s group health, dental, vision and life insurance plans are available to eligible full-time non-union employees. These plans do not discriminate in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in these plans. The Company provides the named executive officers, as well as all supervisory personnel, with an auto allowance. The Company provides the named executive officers with long-term disability insurance. There are no other benefits provided to the named executive officers.
The Company believes the perquisites described above are necessary and appropriate in providing competitive compensation to our executive officers.
Employment Agreements
None of our current named executive officers has an employment contract.
The Company’s equity plans described above permit the Compensation Committee to accelerate the vesting of all or some restricted shares in the event of a change in control or dissolution of the Company. This potential acceleration applies to all employees receiving grants and does not discriminate in favor of the named executive officers.
Potential Payments Upon Termination or Change-in-Control.
None of our named executive officers are entitled to special payments or benefits following termination of employment or in connection with a change in control of the Company. However, upon his termination of employment with the Company, John P. Sumas, or his beneficiary in the event of death, will, unless an election is made to receive payment in a different form, be entitled to payment of the actuarial equivalent of his benefit under the SERP in a single lump payment. The lump sum amount payable had John P. Sumas terminated employment on July 25, 2026 was $2,893,713.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to the chief executive officer and certain other “covered employees.” The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Financial Statement Restatement
The Company maintains an Incentive-Based Compensation Recovery Policy that provides for the recovery of erroneously awarded incentive-based compensation from current and former executive officers in accordance with SEC rules and NASDAQ listing standards. The Company has never restated its financial statements.
Hedging Policy
The Company’s Insider Trading policy prohibits directors, executive officers and employees from hedging Company securities. See “Insider Trading Policy” above.
Results of 2023 Advisory Vote to Approve Executive Compensation
At the 2023 annual meeting of shareholders of the Company, we held an advisory vote on executive compensation. Over 94% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome when deciding to make no material changes in the structure of our compensation programs. The Compensation Committee will continue to consider the results from the future advisory votes to be held every three years on executive compensation, in accordance with the advisory vote of shareholders of the Company in 2023.

COMPENSATION COMMITTEE REPORT*
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated by reference into its annual report on Form 10-K. The report is provided by the following directors, who comprise the committee.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John J. Sumas
John P. Sumas
Robert Sumas
Steven Crystal
Stephen F. Rooney
*
The foregoing Compensation Committee Report is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

SUMMARY COMPENSATION TABLE

Name and principal position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
John J. Sumas CEO	2026	$876,000	$646,000	$1,382,071	$—	$—	$—	$60,323	$2,964,394
	2025	818,212	680,000	—	—	—	—	56,395	1,554,607
	2024	740,000	433,000	—	—	—	—	52,987	1,225,987
Nicholas J. Sumas II President and Chairman of the Board	2026	876,000	646,000	1,382,071	—	—	—	60,143	2,964,214
	2025	818,212	680,000	—	—	—	—	55,614	1,553,826
	2024	740,000	432,000	—	—	—	—	54,361	1,226,361
John P. Sumas Executive Vice President	2026	843,565	537,000	665,448	—	—	164,407	51,753	2,262,173
	2025	818,565	565,600	—	—	—	141,202	56,395	1,581,762
	2024	796,484	434,000	—	—	—	149,537	51,672	1,431,693
John Van Orden CFO	2026	575,000	371,000	685,935	—	—	—	48,998	1,680,933
Luigi Perri Vice President of Finance	2026	375,000	166,000	307,136	—	—	—	38,468	886,604

(1)
Each of our named executive officers is employed at-will. None of our named executive officers has an employment contract that provides for payments or benefits in the event of a termination of employment or a change in control of the Company.

(2)
These amounts represent the grant date fair value of restricted share awards granted to the named executive officer with respect to the fiscal year, based on the closing price of the Company’s Class A common stock on the date of the award. Restricted shares granted on March 27, 2026 vest in three installments, subject to the officer’s continued employment with the Company through each applicable vesting date, as follows: one-half of the shares vest on March 16, 2027; one-third of the shares vest on March 14, 2028; and the remaining shares vest on March 13, 2029. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(3)	This amount shows the change in pension value in each fiscal year presented. See section below entitled “Pension Benefits” for additional information.
(4)
In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts reported in this column comprise of dividends received on unvested restricted stock, matching contributions under the Company’s 401(k) plan, automobile allowances and long-term disability insurance premiums.

During fiscal 2026, 2025 and 2024, John J. Sumas received dividends on unvested restricted stock of $29,528, $26,000 and $26,000, respectively; matching contributions under the Company’s 401(k) plan of $14,400, $14,000 and $10,592, respectively; and an automobile allowance of $15,000 in each of the fiscal years presented.
During fiscal 2026, 2025 and 2024, Nicholas J. Sumas II received dividends on unvested restricted stock of $29,528, $26,000 and $26,000, respectively; matching contributions under the Company’s 401(k) plan of $14,220, $13,219 and $11,966, respectively; and an automobile allowance of $15,000 in each of the fiscal years presented.
During fiscal 2026, 2025 and 2024, John P. Sumas received dividends on unvested restricted stock of $20,958, $26,000 and $26,000, respectively; matching contributions under the Company’s 401(k) plan of $14,400, $14,000 and $9,277, respectively; and an automobile allowance of $15,000 in each of the fiscal years presented.
During fiscal 2026, John Van Orden received dividends on unvested restricted stock of $21,203; matching contributions under the Company’s 401(k) plan of $14,400; and an automobile allowance of $12,000.
During fiscal 2026, Luigi Perri received dividends on unvested restricted stock of $10,673; matching contributions under the Company’s 401(k) plan of $14,400; and an automobile allowance of $12,000.

2026 GRANTS OF PLAN-BASED AWARDS
The following table provides information about equity awards granted to the named executive officers in fiscal 2026.

Name	Grant Date	All other stock awards: number of shares of stock or units (#)(1)	Grant date fair value of stock awards ($)(2)
John J. Sumas	3/27/2026	33,056	$1,382,071
Nicholas J. Sumas II	3/27/2026	33,056	$1,382,071
John P. Sumas	3/27/2026	15,916	$665,448
John Van Orden	3/27/2026	16,406	$685,935
Luigi Perri	3/27/2026	7,346	$307,136

(1)
Restricted shares granted vest in three installments, subject to the officer’s continued employment with the Company through each applicable vesting date, as follows: one-half of the shares vest on March 16, 2027; one-third of the shares vest on March 14, 2028; and the remaining shares vest on March 13, 2029. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(2)
The grant date fair value of stock awards is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”), based on the closing price of the Company’s Class A common stock on the date of the award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 25, 2026. There were no option awards outstanding for any named executive officer at July 25, 2026; thus that portion of the table is omitted.

Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
John J. Sumas	33,056	$1,408,847
Nicholas J. Sumas II	33,056	$1,408,847
John P. Sumas	15,916	$678,340
John Van Orden	16,406	$699,224
Luigi Perri	7,346	$313,087

(1)
Restricted shares vest in three installments, subject to the officer’s continued employment with the Company through each applicable vesting date, as follows: one-half of the shares vest on March 16, 2027; one-third of the shares vest on March 14, 2028; and the remaining shares vest on March 13, 2029.

(2)	Based on the closing market price of the Company’s Class A common stock on July 25, 2026 of $42.62.
Prior to fiscal 2026, restricted stock awards were primarily granted once every three years and cliff vested three years from the date of grant, subject to the individual’s continued employment with the Company through the vesting date. Effective beginning with the March 2026 restricted stock awards granted, the Company transitioned from a three-year, cliff-vesting model to a three-year, graded-vesting model. Specifically, the Company’s March 2026 restricted stock grant will vest in three installments, subject to the individual’s continued employment through each applicable vesting date, as follows: one-half of the shares vest on March 16, 2027; one-third of the shares vest on March 14, 2028; and the remaining shares vest on March 13, 2029. Future restricted stock grants are expected to primarily occur annually in March and will vest in three equal installments over a three-year period following the date of grant (i.e., one-third each year), subject to the individual’s continued employment through each applicable vesting date.
All awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of the Company’s common stock on the date of grant. The Company does not currently grant stock options, stock appreciation rights or similar option-like instruments, and did not grant any such awards to the named executive officers during fiscal 2026. Restricted stock awards are generally granted annually in March on a predetermined schedule, and the timing of grants is not tied to the Company’s earnings releases or other disclosures. Equity awards, including options, are not granted in anticipation of the release of material non-public information, the Board of Directors and the Compensation Committee do not take material non-public information into account when determining the timing or terms of awards, and the release of material non-public information is not timed on the basis of option or equity grant dates or for the purpose of affecting the value of executive compensation.

OPTION EXERCISES AND STOCK VESTED
The following table provides restricted shares vested during fiscal 2026 for each named executive officer. No options were exercised by any named executive officer in fiscal 2026, thus that portion of the table is omitted.

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
John J. Sumas	26,000	$1,112,540
Nicholas J. Sumas II	26,000	$1,112,540
John P. Sumas	26,000	$1,112,540
John Van Orden	26,000	$1,112,540
Luigi Perri	14,000	$599,060

(1)	Based on the closing market price of the Company’s Class A common stock on March 16, 2026 of $42.79.
PENSION BENEFITS
The following table provides information on pension benefits as of July 25, 2026 for the named executive officers who participate in the SERP. None of the other named executive officers participate in a pension or supplemental retirement plan.

Name	Plan Name	Number of years of credited service (#)	Present value accumulated benefit ($)(1)	Payments during last fiscal year ($)
John P. Sumas	SERP	53	$2,893,713	$—

(1)
The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The actuarial present values reported in the Pension Benefits Table were determined using the same methods and assumptions used for financial reporting purposes under U.S. GAAP, except that retirement age was determined in accordance with Item 402(h) of Regulation S-K. The principal assumptions included a discount rate of 4.96% and the applicable mortality tables used in the Company’s pension valuation.

The Company maintained a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. In fiscal 2016, plan benefits earned were frozen and participants no longer earned additional benefits under the plan. In fiscal 2022, the plan was terminated and the Company distributed benefits to plan participants in the form of a lump sum or the purchase of an annuity contract.
The Company adopted the Supplemental Executive Retirement Plan of Village Super Market, Inc. (the “SERP”) effective January 1, 2004 for certain named executive officers. The SERP compensates for limitations on benefits that were available through the VSMERP. Participants vested in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant received under the VSMERP and the amount of the participant’s social security benefits. The Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of 1⁄15 for each of the first five years the early retirement date precedes the normal retirement date and 1⁄30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred, as described in the 2026 Pension Benefits Table and the accompanying narrative description that follows this discussion and analysis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2026, the Compensation Committee consisted of John J. Sumas, John P. Sumas, Robert Sumas, Steven Crystal and Stephen F. Rooney. John J. Sumas, the Company’s Chief Executive Officer, and John P. Sumas, the Company’s Executive Vice President, served as executive officers and employees of the Company during fiscal 2026. Robert Sumas, the Company’s Senior Advisor to the Executive Committee, was an employee of the Company during fiscal 2026 and previously served as the Company’s Chief Executive Officer. As noted elsewhere in the Proxy Statement under “Transactions with Related Persons,” (i) Robert Sumas and John P. Sumas, through Sumas Realty Associates, have an indirect interest in the lease of the Company’s Chatham, New Jersey supermarket; (ii) John J. Sumas holds a 5% interest in the Leverage Lender and is the lender under the Promissory Note entered into in connection with the NMTC financing of the Company’s East Orange, New Jersey replacement store; and (iii) Robert Sumas, John P. Sumas and John J. Sumas, together with Nicholas J. Sumas II, personally guarantee all obligations of the Company to Wakefern. There are no other compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of such other entities.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information as of July 25, 2026, the end of fiscal 2026, regarding shares of our Class A Stock that may be issued under our existing equity compensation plans, which consist solely of our Village Super Market, Inc. 2016 Stock Plan (the “2016 Plan”). The table does not include the 1,200,000 shares of Class A Stock that would be available for issuance under the Village Super Market, Inc. 2026 Equity Incentive Plan, which was adopted by our Board subject to shareholder approval and is being submitted for shareholder approval at the Annual Meeting as Proposal 4.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	452,610
Equity compensation plans not approved by security holders	—	—	—

CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the following disclosure provides the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO, John J. Sumas. The following ratio, computed for fiscal 2026, is a reasonable estimate calculated in a manner consistent with SEC rules which permit the use of estimates, assumptions, and adjustments, and is based on the methodology described herein.
•	Annual total compensation of our median employee, excluding John J. Sumas: $30,653
•	Annual total compensation for our CEO, John J. Sumas: $2,964,394
•	Ratio of total annual compensation of our CEO to our median employee: 97 to 1
We selected July 25, 2026 as the date on which to determine our median employee. At that time, our workforce was comprised of approximately 7,100 employees. Utilizing payroll records, we annualized total cash compensation earned during the last week of fiscal 2026 and selected a small group of employees around the estimated median. We then chose a median employee whom we felt was reasonably representative of our median employee. None of the permitted exemptions under the SEC rules were used to determine the median employee.
For purposes of the pay ratio, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements under the Summary Compensation Table.

PAY VERSUS PERFORMANCE
As required by Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The “Compensation Actually Paid” and other compensation figures shown here are calculated in accordance with applicable regulatory guidance.

Fiscal Year	Summary Compensation Table Total for PEO (John J. Sumas)(1)	Compensation Actually Paid to PEO (John J. Sumas)(2)	Summary Compensation Table Total for PEO (Robert Sumas)(3)	Compensation Actually Paid to PEO (Robert Sumas)(2)	Average Summary Compensation Table Total for non-PEO NEOs(4)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based(5)		GAAP Net Income(6) ($ in Millions)	Adjusted Net Income(7) ($ in Millions)
							TSR	Peer Group TSR
2026	$2,964,394	$3,169,270			$1,948,481	$2,079,655	$226.72	$195.23	$52.5	$52.7
2025	1,554,607	1,694,487	$902,261	$972,788	1,567,794	1,637,073	186.06	190.94	56.4	56.4
2024			1,432,211	1,601,724	1,322,414	1,421,465	153.57	146.15	50.5	51.9
2023			1,955,159	1,975,907	1,823,359	1,844,107	112.93	127.54	49.7	48.9
2022			1,251,742	1,252,210	1,124,397	1,124,865	104.59	123.70	26.8	35.4

(1)	Represents the total compensation for Mr. John J. Sumas, our Chief Executive Officer, for 2026 and 2025. Mr. J. Sumas was appointed as Chief Executive Officer effective December 13, 2024.
(2)
Represents the total compensation from the Summary Compensation Table for our Principal Executive Officer (“PEO”) and the average total compensation for our named executive officers other than the PEO (referred to in this Pay Versus Performance disclosure as our “non-PEO NEOs”) during 2026, 2025, 2024, 2023 and 2022 as adjusted to reflect changes in the fair value of outstanding stock and option awards in accordance with Item 402(v) of Regulation S-K. The adjustments to the values reported in the Summary Compensation table are set forth below in the Reconciliation of Summary Compensation Totals and Compensation Actually Paid.

(3)
Represents the total compensation for Mr. Robert Sumas, our former Chief Executive Officer and PEO, for 2025 (through December 13, 2024), 2024, 2023 and 2022. Mr. R. Sumas stepped down as Chief Executive Officer effective December 13, 2024.

(4)
Represents the average total compensation for Messrs. John P. Sumas, Nicholas J. Sumas II, John Van Orden and Luigi Perri, our non-PEO NEOs, from the Summary Compensation Table for 2026; Messrs. John P. Sumas and Nicholas J. Sumas II for 2025; Messrs. William Sumas, John P. Sumas, John J. Sumas and Nicholas J. Sumas II for 2024; and Messrs. William Sumas and John P. Sumas for 2023 and 2022.

(5)
Total Shareholder Return (“TSR”), for each fiscal year is based on a $100 common equity investment at the close of July 31, 2021, measuring through and including the end of the applicable year. Cumulative TSR is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The peer group selected by the Company for purposes of the TSR benchmarking for the pay versus performance disclosures is the Dow Jones U.S. Food Retailers & Wholesalers Total Stock Market Index, which is the same peer group the Company uses for the performance graph in its Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(7)
Adjusted Net Income is defined as net income excluding certain non-routine transactions that, in the opinion of management, affect the comparability of operating results from period to period. For a reconciliation of Net Income to Adjusted Net Income, see our Annual Report on Form 10-K for the fiscal years presented.

The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to our PEOs.

	PEO John J. Sumas		PEO Robert Sumas
	2026 ($)	2025 ($)	2025 ($)	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Total	$2,964,394	$1,554,607	$902,261	$1,432,211	$1,955,159	$1,251,742
Deduct: Stock and Option Awards	(1,382,071)	—	—	—	(595,400)	—
Deduct: Change in Pension Value and Nonqualified Deferred Compensation Earnings	—	—	(69,353)	(18,727)	—	—
Equity Award Adjustments:
Add (Deduct): Year-End Fair Value of Equity Awards Granted in the Year	1,408,847	—	—	—	606,320	—
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	—	139,880	139,880	188,240	—	468
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	178,100	—	—	—	9,828	—
Compensation Actually Paid	$3,169,270	$1,694,487	$972,788	$1,601,724	$1,975,907	$1,252,210

The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs.

	Average Non-PEO NEOs
	2026 ($)	2025 ($)	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Total	$1,948,481	$1,567,794	$1,322,414	$1,823,359	$1,124,397
Deduct: Stock and Option Awards	(760,148)	—	—	(595,400)	—
Deduct: Change in Pension Value and Nonqualified Deferred Compensation Earnings	(41,102)	(70,601)	(65,529)	—	—
Equity Award Adjustments:
Add (Deduct): Year-End Fair Value of Equity Awards Granted in the Year	774,874	—	—	606,320	—
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	—	139,880	141,180	—	468
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	157,550	—	23,400	9,828	—
Compensation Actually Paid	$2,079,655	$1,637,073	$1,421,465	$1,844,107	$1,124,865

The table below shows the relationship between the compensation actually paid to the PEO and Average non-PEO NEOs relative to GAAP Net Income.

The table below shows the relationship between the compensation actually paid to the PEO and Average non-PEO NEOs relative to Adjusted Net Income.

The table below shows the relationship between the compensation actually paid to the PEO and Average non-PEO NEOs relative to Village Super Market’s TSR and the cumulative TSR for the peer group reflected in the Pay Versus Performance Table above.

Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking compensation actually paid to its named executive officers in fiscal 2026 to the Company’s performance.

Financial Performance Measure	Description
Adjusted Net Income	Adjusted Net Income is defined as net income excluding certain non-routine transactions that, in the opinion of management, affect the comparability of operating results from period to period.
EBITDA	EBITDA is defined as net income before interest expense, interest income, income taxes, and depreciation and amortization expense.
Same Store Sales
New stores, replacement stores and stores with banner changes are included in same store sales in the quarter after the store has been in operation for four full fiscal quarters. Store renovations and expansions are included in same store sales immediately.

DIRECTOR COMPENSATION
The following table describes fiscal 2026 compensation for non-employee directors, as well as employee directors who are not named executive officers (i.e., Perry J. Blatt and Robert Sumas). Compensation for employee directors who are named executives officers (i.e., John J. Sumas, Nicholas J. Sumas II and John P. Sumas) is disclosed in the section above entitled “Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock awards ($)(3)	Option awards ($)	Non- equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)	Total ($)
Perry J. Blatt(1)	$—	$511,880	$—	$—	$—	$756,280	$1,268,160
Robert Sumas(2)	—	107,535	—	—	—	449,925	557,460
Stephen F. Rooney	52,500	107,535	—	—	—	—	160,035
Kevin Begley	50,000	107,535	—	—	—	—	157,535
Steven Crystal	50,000	107,535	—	—	—	—	157,535
Prasad Pola	50,000	107,535	—	—	—	—	157,535

(1)
Perry J. Blatt serves as Director of E-Commerce and Business Development. All other compensation paid to Mr. Blatt comprised of the following: base salary of $477,900; cash bonus of $232,000; dividends received on unvested restricted stock of $19,122; matching contributions under the Company’s 401(k) plan of $13,863; an automobile allowance of $12,000; and long-term disability insurance premium payments of $1,395. In accordance with SEC rules, the amount disclosed in this table omits information regarding group life and health plans that do not discriminate in favor of employee directors of the Company and that are generally available to all salaried employees.

(2)
Robert Sumas serves as Senior Advisor. All other compensation paid to Mr. R. Sumas comprised of the following: base salary of $416,772; dividends received on unvested restricted stock of $14,286; matching contributions under the Company’s 401(k) plan of $13,077; an automobile allowance of $4,395; and long-term disability insurance premium payments of $1,395. In accordance with SEC rules, the amount disclosed in this table omits information regarding group life and health plans that do not discriminate in favor of employee directors of the Company and that are generally available to all salaried employees.

(3)
The grant date fair value of these stock awards, which were granted on March 27, 2026, was $41.81 as calculated in accordance with ASC Topic 718. Perry J. Blatt was awarded 12,243 Class A restricted shares, which vest in three installments, subject to his continued employment with the Company through each applicable vesting date, as follows: one-half of the shares vest on March 16, 2027; one-third of the shares vest on March 14, 2028; and the remaining shares vest on March 13, 2029. Messrs. Robert Sumas, Stephen F. Rooney, Kevin Begley, Steven Crystal and Prasad Pola each were awarded 2,572 Class A restricted shares. Restriction on these shares lapse on March 16, 2027.

(4)
A decrease in pension value for Robert Sumas of $150,030 was excluded from the above amounts. Refer to section above entitled “Pension Benefits” for information related to the Company’s pension benefits.

Employee directors receive no compensation for their service on the Board of Directors. Non-employee directors are currently paid an annual retainer of $50,000. In addition, the Chairman of the Audit Committee is paid $2,500. No meeting fees are currently paid. In addition, the Company has periodically granted to each of its non-employee directors either options to purchase shares or restricted shares.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our named executive officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions to which we were a party or will be a party, in which (1) the amounts involved exceeded or will exceed $120,000; and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
•	All obligations of the Company to Wakefern, as described in the Company’s Annual Report on Form 10-K, are personally guaranteed by Robert Sumas, John P. Sumas, John J. Sumas and Nicholas J. Sumas II.
•
The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expired on March 31, 2026. The Company executed an amendment to the lease to extend the term through March 31, 2041, plus three additional five-year optional renewals that could extend the lease through March 31, 2056. The lease extension included aggregate fixed rent payments of $15,531,185, payable through March 31, 2041. The annual rent under this lease was $811,930 in fiscal 2026. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership in which Robert Sumas and John P. Sumas each have a 20% ownership interest.

•
On December 19, 2025, the Company entered into a financing transaction with Valley National Bank Community Investment Fund, LLC (“Valley Bank”) under a qualified New Markets Tax Credit (“NMTC”) program related to the construction of a replacement store in East Orange, New Jersey. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 (the “Act”) and is intended to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their Federal income taxes for up to 39% of qualified investments in the equity of community development entities (“CDEs”). CDEs are privately managed investment institutions that are certified to make qualified low-income community investments.

In connection with the financing, VSM New Markets II LLC (the “Leverage Lender”) loaned $4,431,400 to DV-ShopRite QEI, LLC (the “Investment Fund”) at an interest rate of 1.00% per year and with a maturity date of December 10, 2051. Additionally, Valley Bank contributed $1,928,600 to the Investment Fund and, by virtue of such contribution, is entitled to substantially all of the tax benefits derived from the NMTC. The Investment Fund is a wholly owned subsidiary of Valley Bank.
The Investment Fund then contributed $6,000,000 of the proceeds to a CDE, which, in turn, loaned combined funds of $5,562,975, net of debt issuance costs of $437,025, to Village Super Market of Brick Church LLC, a wholly-owned subsidiary of the Company, pursuant to a loan agreement with NJCC CDE 49 LLC (the “Loan Agreement”) at an annual interest rate of approximately 1.24%, payable quarterly, and with a maturity date of December 19, 2055. The proceeds of the loans from the CDE were used to partially fund the construction of the East Orange replacement store.
In order to facilitate the transaction, the Company and John J. Sumas entered into a joint venture agreement to form the Leverage Lender. The Company and Mr. Sumas have a 95% and 5% ownership interest in the Leverage Lender, respectively. Pursuant to a promissory note entered into between Mr. Sumas and the Leverage Lender on December 19, 2025 (the “Promissory Note”), Mr. Sumas provided a $221,570 loan to the Leverage Lender to partially fund the $4,431,400 leverage loan between the Leverage Lender and the Investment Fund and the remainder of the funds required for the leverage loan were funded by the Company. The Promissory Note between Mr. Sumas and the Leverage Lender, an affiliate of the Company, bears an annual interest rate of 7.00%, payable quarterly, and matures on March 31, 2033. The related interest expense paid to Mr. Sumas during fiscal 2026 was $8,270.
•
The Company employs Stephanie Sumas, sister of John J. Sumas, Chief Executive Officer, in employee relations. Ms. S. Sumas is also a member of the Wakefern Retail HR committee. Ms. S. Sumas receives total compensation of approximately $545,000, including base salary and annual cash bonus. The Company employs Alexandria Good, daughter of John P. Sumas, Executive Vice President, in leadership development and store design. Mrs. Good is also a member of the Wakefern Price-Rite committee. Mrs. Good receives total compensation of approximately $503,000, including base salary and annual cash bonus. The Company employs Laura Sumas, daughter of John P. Sumas, Executive Vice President, in real estate asset management and customer experience. Mrs. L. Sumas is also a member of the Wakefern Customer Satisfaction committee.

Mrs. L. Sumas receives total compensation of approximately $441,000, including base salary and annual cash bonus. Ms. S. Sumas, Mrs. Good and Mrs. L. Sumas are also eligible for equity awards and perquisite benefits on the same general terms and conditions as applicable to employees in similar positions within the Company.
It is the Company’s policy that the Audit Committee review and approve any transactions with related persons in excess of $120,000. This policy is set forth in writing in the Audit Committee’s charter, which is attached to this Proxy Statement as Appendix A and provides that the Audit Committee will review and approve related person transactions, as defined by SEC rules, and establish and oversee policies and procedures for the review and approval of related person transactions. There were no other related party transactions required to be reviewed or approved in fiscal 2026 other than those described above.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A Stock and Class B Stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2026, except that one Form 4 for each of John J. Sumas, Nicholas J. Sumas II, John P. Sumas, Robert Sumas, John Van Orden, Luigi Perri, and Perry J. Blatt, each reporting one transaction, was filed late on March 27, 2026. Each late Form 4 reported Class A Stock surrendered or withheld in satisfaction of withholding taxes in connection with restricted stock awards that vested on March 17, 2026. In addition, Perry J. Blatt did not timely report two transactions relating to gifts of Class A Stock to a donor-advised fund made on May 1, 2023 and February 11, 2025. These transactions were reported on a Form 4 filed on October 19, 2026.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 2027 is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2026, 2025, and 2024 fiscal years were audited by KPMG LLP.
Representatives of KPMG LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.
Although ratification by the shareholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2026 and 2025, and fees billed for other services rendered by KPMG LLP:

	Fiscal Years
	2026	2025
Audit fees(1)	$827,500	$807,337
Audit-related fees(2)	—	—
Tax fees(3)	64,800	63,000
All other fees	—	—
Total fees	$892,300	$870,337

(1)
Audit fees consist of audits of the annual consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)
Audit-related fees include assurance and related services not reported under audit fees, including attest, agreed upon procedures and related services not required by statute or regulations. No such services were provided to us in fiscal 2026 and 2025.

(3)	Tax fees consist of fees for tax compliance and consultation services.
The Audit Committee pre-approved all services described above for fiscal 2026 and 2025, including any non-audit services, and has determined that these fees and services are compatible with maintaining the auditors’ independence. The Company’s Audit Committee requires that each service provided by our independent auditor be pre-approved by the committee. However, the committee has empowered the chair of the committee to grant such approval on its behalf as to matters that arise between Audit Committee meetings.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’s INDEPENDENT AUDITORS FOR THE 2027 FISCAL YEAR.
The approval of the ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2027 will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions and broker non-votes, if any, and any other failure to submit a proxy or vote at the virtual meeting, will not affect the outcome of the vote of Proposal 2.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. Although the vote is advisory, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Consistent with the preference expressed by our shareholders at the 2023 annual meeting, the Company currently holds an advisory vote on the compensation of our named executive officers every three years. Accordingly, the next such advisory vote is expected to occur at the 2029 annual meeting of shareholders
“Resolved, that the shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in Village Super Market, Inc.’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’s NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — TO APPROVE THE VILLAGE SUPER MARKET, INC. 2026 EQUITY INCENTIVE PLAN
General
On December 11, 2026, subject to the approval of our shareholders, our Board will adopt the Village Super Market, Inc. 2026 Equity Incentive Plan, (the “2026 Plan”) to succeed our 2016 Equity Incentive Plan, as amended (also referred to as the “2016 Plan”) which is set to expire on December 16, 2026. Our Board believes that it is critical for us to continue to have the ability to offer competitive equity compensation awards to attract, retain and motivate the members of our management team and other key employees and service providers upon whom the Company’s success depends.
Like the 2016 Plan, the general purpose of the 2026 Plan is to provide a means whereby our eligible employees, officers, non-employee directors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our shareholders.
Since the 2016 Plan is scheduled to expire, if our shareholders do not approve the 2026 Plan, we will not have the ability to attract, motivate and retain the personnel needed to develop and enhance our business. Accordingly, our Board believes that it is in the best interests of our Company and our shareholders for our shareholders to approve the 2026 Plan.
Plan Design and Share Reserve Considerations
The Company has historically granted restricted stock awards every three years, with vesting occurring on a cliff-vesting basis. Following a review of the Company’s equity compensation program, the Compensation Committee determined that an annual equity award program with graded vesting would better support retention, succession planning and leadership continuity. As a result, beginning in fiscal 2026, the Company transitioned all participants in the restricted stock program from a three-year cliff-vesting grant cycle to annual restricted stock grants that generally vest over a three-year period. To facilitate this transition, the Compensation Committee approved transition awards for all participants during fiscal 2026. The transition awards and future annual awards are designed to result in awards generally vesting in equal one-third installments over three years, subject to the participant’s continued employment with the Company.
Under the current program, equity awards are determined using a target grant-date value approach. In determining target award values, the Compensation Committee considers an individual’s position within the organization, responsibilities, tenure, individual performance, overall contribution to the Company and market data provided by its independent compensation consultant. The target award value is converted into a number of shares based on the fair market value of the Company’s common stock over a 20-day trading average prior to the grant date. Accordingly, the number of shares awarded may vary from year to year based on changes in the Company’s stock price.
In approving the 2026 Plan and recommending it to shareholders, the Board considered the design of the Plan, the Company’s historical use of equity compensation, anticipated future equity compensation needs and the potential dilutive effect of the shares to be reserved under the Plan. The Board believes the Plan provides an appropriate framework for administering the Company’s equity compensation program in a manner that supports the retention of key employees, promotes alignment with shareholders and provides for responsible use of the Company’s equity resources. Based on the Company’s current expectations regarding future equity awards, the Board believes that the proposed share reserve represents a reasonable amount of equity capacity and is expected to support the Company’s equity compensation program for approximately 10 years. Actual share usage and the duration of the share reserve will depend on a number of factors, including future award levels, the market price of the Company’s common stock and changes in the number of eligible participants.
Description of the 2026 Plan
The following description of the principal terms of the 2026 Plan is a summary and is qualified in its entirety by the full text of the 2026 Plan, which is attached as Appendix B hereto.
Types of Awards. The 2026 Plan permits various ways for eligible individuals to acquire shares of our Class A Stock, including through the grant of stock options (including incentive stock options (“ISOs”) that are intended to meet the requirements of Section 422 of the Code), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, incentive bonuses and other types of cash-based and stock-based awards authorized under the 2026 Plan. The various types of options and other awards that may be granted under the 2026 Plan, which are described in further detail below, are referred to as “awards.”
Administration. The 2026 Plan will be administered by the Compensation Committee of our Board, but the entire Board may act in lieu of the Compensation Committee on any matter involving the Plan. The Compensation Committee may delegate to certain officers authority to grant awards to eligible individuals (other than officers and directors). Under the 2026 Plan, the Compensation Committee has authority to determine the terms of awards and underlying award agreements, including:
•	recipients of awards;
•	the type of awards to be granted;
•	the exercise, purchase, or strike price of stock awards, if any;
•	the number of shares subject to each stock award;
•	the vesting schedule applicable to the awards, together with any vesting acceleration; and
•	the form of consideration, if any, payable on exercise or settlement of the award.
The Compensation Committee may establish rules and regulations for the administration of the 2026 Plan and make amendments or modifications to outstanding awards. Subject to applicable law and the 2026 Plan, the Compensation Committee may delegate administrative functions of the 2026 Plan to officers, employees and directors.
Expiration of the 2026 Plan. No awards may be made under the 2026 Plan on or after December 11, 2036 (the “expiration date”), but the 2026 Plan will continue thereafter while awards granted prior to the expiration date remain outstanding.
Eligibility. Awards may be granted to employees, officers and directors of our Company and its subsidiaries, including any person who the Compensation Committee determines is a prospective employee, officer or director of our Company or any of its subsidiaries. As of October 12, 2026 our Company and its subsidiaries had a total of approximately 7,100 employees, including executive officers and employee directors, as well as non-employee directors.
Shares Subject to the 2026 Plan. The aggregate number of shares of our Class A Stock available for issuance in connection with awards granted under the 2026 Plan is 1,200,000 (equal to 8% of our outstanding shares of Common Stock as of October 12, 2026), all of which may be issued pursuant to the exercise of ISOs.
Shares of our Class A Stock issued as a result of awards under the 2026 Plan may be either authorized but unissued shares or shares held in the Company’s treasury.
The number of shares available under the 2026 Plan will be depleted on the date of the grant of an award by the maximum number of shares, if any, with respect to which such award is granted. An award that may be settled solely in cash shall not cause any depletion of the shares available under the 2026 Plan. In general, if an award granted under the 2026 Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, or if shares under an award are forfeited due to a failure to satisfy vesting or other conditions, then such shares will again be available for issuance under the 2026 Plan. In addition, shares issued as inducement awards or in connection with a merger or acquisition as permitted by applicable stock exchange rules, and shares subject to substitute awards granted in connection with a corporate transaction, will not reduce the number of shares available for issuance under the 2026 Plan.
As of October 12, 2026, the record date, the closing price of our Class A Stock was $43.95 per share.
Director Award Limit. No non-employee director of the Board may receive awards in any calendar year having an accounting value in excess of $300,000; except that such limit is increased to $500,000 for the initial year of a non-employee director’s term.
Adjustments. The number of shares of our Class A Stock authorized for issuance under the 2026 Plan, the foregoing share limitations and director award limits, and the number and kind of shares, price and performance goals applicable to outstanding awards are subject to customary adjustments for stock splits, stock dividends, similar transactions or any other change affecting our Class A Stock.
Terms and Conditions of Options. Options granted under the 2026 Plan may be either ISOs or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2026 Plan. The exercise price of stock options generally may not be less than the fair market value per share of our Class A Stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent shareholder). The exercise price of a nonqualified stock option may be less than the fair market value per share of our Class A Stock on the date of grant if the option is exempt from the requirements of Section 409A of the Code.
No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent shareholder) from the date of grant. Options granted under the 2026 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.
The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our Class A Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the nonqualified stock option before exercise.
Generally, the option price may be paid by certified or bank check. However, the Compensation Committee may permit other methods of payment, including (a) in the form of shares of our Class A Stock that have been held for such period of time as the Compensation Committee may deem appropriate, valued at fair market value of such shares on the date of exercise, (b) by surrendering to the Company shares of our Class A Stock otherwise receivable on exercise of the option, (c) by a cashless exercise program implemented by the Compensation Committee, (d) subject to the approval of the Compensation Committee, by a full recourse, interest bearing promissory note having such terms as the Compensation Committee may, in its sole discretion, permit and/or (e) by such other method as may be approved by the Compensation Committee and set forth in an individual award agreement.
No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members, a family trust for estate planning purposes or by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following a termination of service with us for any other reason (other than for cause), but in no event beyond the expiration of the option’s term.
Stock Appreciation Rights. The Compensation Committee will generally determine all terms and conditions of each SAR. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our Class A Stock on the date of grant. The maximum term of any SAR granted under the 2026 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value of a share of our Class A Stock on the exercise date over the exercise price, multiplied by the number of shares of our Class A Stock covered by the SAR. Payment may be made in shares of our Class A Stock, in cash, or partly in shares of our Class A Stock and partly in cash, all as determined by the Compensation Committee.
Restricted Stock and Restricted Stock Units. The Compensation Committee will generally determine all terms and conditions of each restricted stock award and/or restricted stock unit award under the 2026 Plan. Restricted stock awards consist of shares of our Class A Stock that are transferred to a recipient, with or without consideration, subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our Class A Stock, cash, or a combination of shares of our Class A Stock and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. Dividends or distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. If any dividends or distributions are paid in shares of our Class A Stock before the restricted stock vests, such shares will be subject to the same restrictions as the underlying restricted stock. Dividend equivalent amounts may be paid with respect to restricted stock units, in the discretion of the Compensation Committee, either immediately to the holder of the restricted stock unit or subject to the same vesting restrictions as the restricted stock units to which they relate. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.
Performance Shares and Performance Units. Performance share awards and performance unit awards under the 2026 Plan, respectively, are restricted stock awards and restricted stock unit awards that may be earned or become vested subject to the achievement of such performance goals as the Compensation Committee deems appropriate.

Incentive Bonuses. The Compensation Committee may grant incentive bonus awards under the 2026 Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements having such terms and conditions as the Compensation Committee determines, including performance goals and the amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our Class A Stock.
Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2026 Plan, including the grant or offer for sale of shares of our Class A Stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.
Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a “change in control” (as defined in the 2026 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate. The Compensation Committee may, in its sole and absolute discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our Class A Stock on the date of the change in control; (f) terminate any award for cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the holder’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (g) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the change in control.
Amendment and Termination of Plan. Our Board may at any time suspend or terminate the 2026 Plan and may at any time amend the 2026 Plan in such manner as the Board may deem advisable or in the best interests of the Company, except that no amendment, suspension or termination may materially and adversely affect the rights of a participant under an outstanding award without the participant’s consent, any amendment that requires shareholder approval to comply with any applicable law, regulation, or stock exchange rule will be subject to shareholder approval, and shareholder approval will be required for any amendment to the 2026 Plan that (i) increases the number of shares of our Class A Stock available for issuance under the 2026 Plan, or (ii) changes the persons or class of persons eligible to receive awards.
Amendment, Modification, Cancellation and Disgorgement of Awards. Subject to exceptions specified in the 2026 Plan, the Compensation Committee may terminate or cause a recipient to forfeit an award, and require the recipient to disgorge any gains attributable to an award, if the recipient engages in any action constituting, as determined by the Compensation Committee in its discretion, cause for termination or a breach of a material policy, any award agreement or any other agreement concerning noncompetition, non-solicitation, no-hire, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations. All awards, and any shares issued or cash paid pursuant to an award, are also subject to any applicable recoupment or clawback policy adopted by our Board or any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which our Class A Stock is principally traded.
New Plan Benefits
Awards under the 2026 Plan are within the discretion of the Compensation Committee and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group. Neither the Board nor the Compensation Committee has granted any awards under the 2026 Plan that are subject to shareholder approval of this Proposal 4.
U.S. Federal Income Tax Consequences
Following is a summary of the U.S. federal income tax consequences of option and other grants under the 2026 Plan. Optionees and recipients of other rights and awards granted under the 2026 Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or

SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.
Treatment of Options
The Code treats ISOs and nonqualified stock options differently. However, as to both types of options, no income will be recognized by the optionee at the time of the grant of the options under the 2026 Plan, nor will we be entitled to a tax deduction at that time.
Generally, upon exercise of a nonqualified stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonqualified stock option, tenders shares of Class A Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.
For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.
In general, if an optionee, in exercising an ISO, tenders shares of our Class A Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.
As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.
Treatment of Stock Appreciation Rights
Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the excess of fair market value of our Class A Stock at that time over the exercise price.
Treatment of Stock Awards
Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of our Class A Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.
The recipient of an unrestricted stock award, including a performance unit award, will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of our Class A Stock that is the subject of the award when the award is made.
The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our Class A Stock issued at that time, and we will be entitled to a corresponding deduction. The recipient of such an award will not be permitted to make a Section 83(b) Election with respect to the award.
Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards
Generally, the recipient of an incentive bonus or other stock or cash based award will not recognize any income upon grant of the award, nor will we be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of our Class A Stock issued at that time.
Potential Limitation on Company Deductions
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees.” Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2026 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).
Tax Withholding
As and when appropriate, we shall have the right to require each optionee purchasing shares of our Class A Stock and each grantee receiving an award under the 2026 Plan to pay any federal, state or local taxes required by law to be withheld.
Approval Required
Shareholder approval of this Proposal 4 will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE VILLAGE SUPER MARKET, INC. 2026 EQUITY INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Proposals to be Considered for Inclusion in our 2027 Proxy Materials
In order for a shareholder proposal to be eligible to be included in our proxy statement and proxy card for the 2027 Annual Meeting, the proposal must (1) be received by us at our principal executive offices, 733 Mountain Avenue, Springfield, New Jersey 07081, attn: Secretary, no later than June 28, 2027, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our By-laws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.
Other Proposals to be Brought Before the 2027 Annual Meeting
If a shareholder intends to present a proposal at the 2027 Annual Meeting other than pursuant to Rule 14a-8, and the proposal is not included in our proxy materials, notice of the proposal will be considered untimely if it is received by us at our principal executive offices, 733 Mountain Avenue, Springfield, New Jersey 07081, attn: Secretary, after September 11, 2027. If notice is not received by that date, the persons named as proxies in the proxy card for the 2027 Annual Meeting will have discretionary authority to vote on the proposal in accordance with Rule 14a-4(c)(1) under the Exchange Act.
Director Nominations for the 2027 Annual Meeting
In order to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us at our principal executive offices, 733 Mountain Avenue, Springfield, New Jersey 07081, attn: Secretary, no later than October 12, 2027.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any shareholder upon written or oral request to: Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081, or by phone at (973) 467-2200. Any shareholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the address and phone number above.
OTHER MATTERS
The Company will provide, without charge, a copy of its 2026 Form 10-K, including the audited financial statements but excluding exhibits, to any shareholder of record or beneficial owner of the Company’s Common Stock as of October 12, 2026, upon written request. Requests are to be addressed to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.
All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with the Annual Meeting in the absence of a contest will be paid by the Company. The Company does not intend to retain a proxy solicitor in connection with the Annual Meeting. Management does not know of any other business that will be presented at the Annual Meeting.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 26, 2026

Appendix A
Village Super Market, Inc.

Charter of the Audit Committee of the Board of Directors

Audit Committee Purpose
The Audit Committee (the “Committee”) is appointed by, and reports to, the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance.
•	Monitor the independence and performance of the Company’s independent auditors and the adequacy of disclosures to shareholders.
•	Provide an avenue of communication among the independent auditors, management and the Board.
The Committee has the authority to conduct any investigation it deems appropriate to fulfilling these responsibilities and shall have direct access to the independent auditors. The Committee can retain, at the Company’s expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Committee.
Audit Committee Composition and Meetings
Committee members shall meet the requirements of the NASDAQ and the Securities and Exchange Commission. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with independent judgment. All members of the Committee must be financially literate and able to understand and evaluate fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
Audit Committee members shall be appointed by, and a Chairman designated by, the Board. No member of the Committee can be removed except by majority of the independent directors of the full Board then in office.
The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session, at least annually, with management, the independent auditors, and as a committee to discuss any matters that the Committee, or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and any significant findings by the auditors. The Chairman is responsible for ensuring that Minutes are maintained for each meeting and subsequently approved by the Committee.
Audit Committee Responsibilities and Duties
Review Procedures
1.
Review and reassess the adequacy of the Committee Charter at least annually. Submit the charter to the Board for approval and have the Charter published at least every three years in accordance with applicable regulations.

2.
Review the Company’s quarterly and annual financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the action management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management responses. Review the results with the Board.

4.
Not less than on a quarterly basis, discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with applicable auditing standards. The Chairman of the Committee, or his designee on the Audit Committee, may represent the entire Committee for purposes of this review.

5.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

6.	Review and approve related person transactions, as defined by SEC rules, and establish and oversee policies and procedures for the review and approval of related person transactions.
7.	Receive reports from the principal executive and financial officers of the Company regarding each of the following:
i)
Their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

ii)	All significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.
iii)	Whether they have identified for the independent auditor any material weakness in the internal controls over financial reporting.
iv)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
v)
Whether there were significant changes in the internal controls or in the other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm or for performing audit or attest services. The independent registered public accounting firm reports directly to the Committee.
8.
The independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The lead Partner of the independent auditor team will be reviewed and evaluated by the Committee.

9.	Approve in advance the services to be provided and the fees and other significant compensation to be paid to the independent auditors for all services provided (including tax services).
10.	On an annual basis, the Committee should review and discuss with the independent auditors any relationships they have with the Company that could impair the auditor’s independence.
11.	Review the auditor’s plan with respect to scope, staffing, locations, reliance upon management and general audit approach.
12.
Prior to releasing quarterly and year-end earnings, discuss the results of the quarterly reviews or year-end audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with applicable auditing standards.

13.	Consider the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

Other Responsibilities
14.
On at least an annual basis, review with legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators, government agencies, and any other relevant authorities.

15.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement.
16.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee, or the Board, deems necessary or appropriate.

Appendix B
Village Super Market, Inc.

2026 Equity Incentive Plan
1.	Establishment and Purpose
1.1
The purpose of the Village Super Market, Inc. 2026 Equity Incentive Plan (the “Plan”) is to provide a means whereby eligible employees, officers and non-employee directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company (as defined herein) and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2
The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 17.1 hereof.

2.	Definitions
Capitalized terms used and not otherwise defined in this Plan or in any Award Agreement have the following meanings:
2.1	“Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.
2.2
“Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.

2.3
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4
“Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5	“Board” means the Board of Directors of the Company.
2.6
“Cause” means a Participant’s (i) indictment for, or conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes or is reasonably likely to result in the Company or its Affiliates disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ business, operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of Participant’s employment or other service, or conduct of a Participant, in connection with Participant’s employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Affiliate; (iii) use of controlled drugs other than in accordance with a physician’s prescription; (iv) acts of willful misconduct on the part of a Participant in the course of Participant’s employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any

Affiliate, (v) willful neglect in the performance of a Participant’s duties for the Company or any Affiliate, or the refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vii) below) to the Company or its Affiliates (other than due to a disability), which refusal, if curable, is not cured within ten (10) days after delivery of written notice thereof; (vi) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within ten (10) days after the delivery of written notice thereof; (vii) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, non-solicitation or proprietary rights; or (viii) any material breach of any policy of the Company or its Affiliates or any action that the Board, in its sole discretion, determines is reasonably likely to cause the Company or its Affiliates disgrace or disrepute. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
2.7	“Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity Controlling, Controlled by or under common Control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company), except for any Person who becomes the beneficial owner in connection with a merger, consolidation, reorganization of the Company or similar transaction, with any other corporation or entity, immediately following which transaction, the individuals who comprise the Board immediately prior thereto, constitute at least a majority of the Board of the surviving entity; or
(ii) any consolidation, reorganization, merger or similar transaction of the Company where the stockholders of the Company, immediately prior to the consolidation, reorganization, merger or similar transaction, would not, immediately after the consolidation, reorganization, merger or similar transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or
(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or
(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death or disability to constitute at least a majority of the members of the Board or equivalent governing body; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; or
(v) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (1) no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax and (2) no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in the Plan or any Award Agreement shall exist, to the extent that the Board so determines by resolution adopted and not rescinded prior to the Change in Control; provided, however, that no such determination by the Board shall be effective if it would cause a Participant to be subject to a penalty tax under Section 409A of the Code. The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
2.8
“Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9
“Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10	“Common Stock” means the Class A Common Stock of the Company.
2.11	“Company” means Village Super Market, Inc., a New Jersey corporation, and any successor thereto as provided in Section 15.8.
2.12
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee or director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a director will not constitute an interruption of Continuous Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law or permitted by the Committee. Unless the Committee provides otherwise, in its sole discretion, or as otherwise required by Applicable Law, vesting of Awards shall be tolled during any unpaid leave of absence by a Participant.

2.13
“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by”, “Controlling” and “under common Control with” shall have correlative meanings).

2.14	“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.15
“Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation or in the case of any Participant who, as of the date of determination, is a party to an employment, consulting or other similar services agreement with the Company or any Affiliate that employs such Participant that specifically defines “disability”, then “Disability” shall have the meaning specified in such agreement.

2.16	“Effective Date” means the date set forth in Section 17.1 hereof.
2.17
“Eligible Person” means any person who is an employee, officer or director of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer or director of the Company or any Subsidiary.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.19
“Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation. Notwithstanding the foregoing, solely for purposes of determining the exercise price of any grant of a Stock Option or the base price of any grant of a Stock Appreciation Right, in lieu of the determination of Fair Market Value under clauses (i) and (ii) above, the Committee may in its discretion base Fair Market Value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the Common Stock as reported by the exchange or market on which the Common Stock is traded. In addition, the determination of Fair Market Value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

2.20	“Incentive Bonus Award” means an Award granted under Section 12 of the Plan.
2.21	“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.
2.22	“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
2.23
“Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.24
“Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.25	“Outside Director” means a director of the Board who is not an employee of the Company or a Subsidiary.
2.26	“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.27
“Person” shall mean, unless otherwise provided, any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.28	“Performance Goals” shall mean performance goals established by the Committee as contingencies for the grant, exercise, vesting, distribution, payment and/or settlement, as applicable, of Awards.
2.29
“Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.30
“Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31	“Plan” means this Village Super Market, Inc. 2026 Equity Incentive Plan, as it may be amended from time to time.
2.32
“Reporting Person” means an officer, director or greater than ten percent (10%) stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.33
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.34
“Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35	“Securities Act” means the Securities Act of 1933, as amended.
2.36
“Stock Appreciation Right” or “SAR” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.37
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	Administration
3.1
Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Section 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2	Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the circumstances under which an Award may be settled (including the settlement in cash, shares of Common Stock, other Awards or property), the time or times at which an Award will become vested, exercisable or payable, the performance criteria (including the satisfaction thereof), performance goals and other conditions of an Award (including the methodology for determining if the performance criteria have been met), the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, including without limitation to determine, add, cancel, waive, amend or otherwise alter any restrictions, terms or conditions of any Award, extend the post-termination exercisability period of any Stock Option and/or Stock Appreciation Right; provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent (for purposes of the foregoing, any action that causes an Incentive Stock Option to be treated as a Nonqualified Stock Option shall not be considered to have adversely affected a Participant’s rights). The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement and to determine the methodology for calculating performance criteria with respect to Awards granted under the Plan and to determine whether such performance criteria have been satisfied. With respect to all matters related to the Plan and Awards, all decisions of the Committee shall be final, conclusive, and binding upon all parties, including the Company, the stockholders and the Participants. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3
No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Award or Award Agreement. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4.	Shares Subject to the Plan
4.1	Plan Share Limitation.
(a) Subject to adjustment pursuant to Sections 4.1(b) and 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock, which may be issued under all Awards granted to Participants under the Plan shall be 1,200,000 shares. Such shares may include authorized but unissued shares and/or treasury shares.
(b) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares of Common Stock reserved under Section 4.1(a).

(c)  Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right upon exercise. To the extent that any Award payable in shares of Common Stock is forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Awards settled in cash shall not count against the foregoing maximum share limitation.
4.2
Outside Director Limitation. Subject to adjustment as provided in Section 4.3, the grant date fair value (determined under U.S. generally accepted accounting principles) of Awards granted under the Plan to any Outside Director during any calendar year shall not exceed $300,000; provided that in the case of a new Outside Director, such amount shall be increased to $500,000 for the initial year of the Outside Director’s term.

4.3
Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, (v) the limits set forth in Section 4.2, and (vi) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.4
Inducement Awards; Mergers or Acquisitions. Shares of Common Stock may be issued as inducement awards and/or in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares of Common Stock available for issuance under the Plan.

5.	Participation and Awards
5.1
Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2
Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6.	Stock Options
6.1
Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the sole discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2	Exercise Price. The exercise price per share of a Stock Option shall be such price as is determined by the Committee and set forth in the Award Agreement, but shall be subject to the following:
(i) In the case of an Incentive Stock Option, except as provided by Section 6.6(d), the per share exercise price shall be no less than 100% of the Fair Market Value on the date of grant (unless granted to a 10% shareholder, in which case the per share exercise price shall be no less than 110% of the Fair Market Value on the date of grant); and
(ii) In the case of a Nonqualified Stock Option, the per share exercise price shall be such price as is determined by the Administrator, provided that, if the per share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code.
6.3
Vesting of Stock Options. The Committee shall in its sole discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the Continuous Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Option at any time, but not beyond the expiration of the term of the Award, including, but not limited to, when a Participant’s Continuous Service with the Company is terminated as a result of Disability or death. The Committee, in its sole discretion, may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options. For avoidance of doubt, no dividends or dividend equivalents shall be payable with respect to Stock Options.

6.4
Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Continuous Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant’s Continuous Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any Person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one (1) year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.
(b) If a Participant’s Continuous Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one (1) year after the date of such Participant’s termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.
(c) If a Participant’s Continuous Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.
(d) To the extent that a Stock Option of a Participant whose Continuous Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Continuous Service or at such earlier time as the Committee may determine.
6.5
Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; (iv) subject to the approval of the Committee, by a full recourse, interest bearing promissory note having such terms as the Committee may, in its sole discretion, permit and/or (v) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable. The Committee may, in its discretion, require that shares of Common Stock acquired as a result of the exercise of a Stock Option be subject to such holding period restrictions as the Committee deems appropriate.

6.6	Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-1(h) of the Company or any Subsidiary.
(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.
(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (i) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (ii) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
7.	Stock Appreciation Rights
7.1
Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2
Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

7.3
Vesting of Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the Continuous Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time. For avoidance of doubt, no dividends or dividend equivalents shall be payable with respect to Stock Appreciation Rights.

7.4
Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant, provided, that if the Stock Appreciation Right exercise period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or Company-imposed blackout period, then the Stock Appreciation Right exercise period shall be automatically extended until the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition, and (ii) the expiration of the original Stock Appreciation Right exercise period. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement, as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in Continuous Service.

7.5
Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in

Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount; provided, however, that the Committee may, in its discretion, require that shares of Common Stock acquired as a result of the exercise of a Stock Appreciation Right be subject to such holding period restrictions as the Committee deems appropriate.
8.	Restricted Stock Awards
8.1
Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2
Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 16.5. The requirements for vesting of a Restricted Stock Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3
Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4
Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5
Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	Restricted Stock Unit Awards
9.1
Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its sole discretion. If any dividend equivalents are paid while a Restricted Stock Unit Award is subject to restrictions under Section 9 of the Plan, the Committee may, in its sole discretion, provide in the Award Agreement for such dividend equivalents to immediately be paid to the Participant holding such Restricted Stock Unit Award or pay such dividend equivalents subject to the same restrictions on transferability as the Restricted Stock Units to which they relate.
9.2
Vesting of Restricted Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3
Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two-and-a-half (2 ½) months after the later of the calendar year or fiscal year in which the Restricted Stock Units vest. If Restricted Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount; provided, however, that the Committee may, in its discretion, require that shares of Common Stock acquired as a result of the settlement of a Restricted Stock Unit Award be subject to such holding period restrictions as the Committee deems appropriate.

10.	Performance Shares
10.1
Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and conditions as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its sole discretion.

10.2
Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3
Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4	Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two-and-a-half (2 ½) months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.
11.	Performance Units
11.1
Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and conditions as the Committee shall specify in a Participant’s Award Agreement.

11.2
Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3
Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Unit Award. For avoidance of doubt, no dividends or dividend equivalents shall be payable with respect to Performance Units.

11.4
Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two-and-a-half (2 ½) months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12.	Incentive Bonus Awards
12.1
Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2
Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3	Payment of Incentive Bonus Awards.
(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Bonus Award is no longer subject to a substantial risk of forfeiture.
(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.
13.	Other Cash-Based Awards and Other Stock-Based Awards
13.1
Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2
Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3
Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Committee determines.

14.	Change in Control
14.1	Effect of a Change in Control.
(a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.
(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however, that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor; and/or (vii) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the Change in Control. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.
(c) The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, (iii) acknowledge the Company’s clawback rights with respect to the Award, and (iv) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.
15.	General Provisions
15.1
Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable, the clawback rights of the Company with respect to the Award, and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Continuous Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2
Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Continuous Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition (as permitted by applicable law), confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, the “clawback” policy adopted by the Company and any and all amendments thereto, or as is otherwise required by applicable law or stock exchange listing condition.
15.3	No Assignment or Transfer; Beneficiaries.
(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.
(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
15.4
Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5
Employment or Continuous Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Continuous Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6
Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7
Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8
Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9
Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10
No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.11
Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee or the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

15.12
Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

15.13
Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

16.	Legal Compliance
16.1
Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

16.2
Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3
Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4
Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six (6) months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
16.5	Tax Withholding.
(a) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law.
(b) Subject to such terms and conditions as shall be specified in an Award Agreement, a Participant may, in order to fulfill the withholding obligation, (i) tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes; and/or (ii) utilize the broker-assisted exercise procedure described in Section 6.5 to satisfy the withholding requirements related to the exercise of a Stock Option.
(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation, or (iii) such withholding would cause adverse accounting consequences for the Company.
16.6
No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person makes any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other Person hereunder.

16.7
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8
Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9
Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New Jersey, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

17.	Effective Date, Amendment and Termination
17.1	Effective Date. The Plan shall be effective upon approval of the Plan by the requisite percentage of the holders of the Common Stock of the Company.
17.2
Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. For purposes of clause (a) above, no modification or amendment of an Incentive Stock Option shall be considered to materially and adversely affect the rights of a Participant solely because such modification or amendment causes an Incentive Stock Option to become a Nonqualified Stock Option or to be considered granted as of the date of such modification or amendment pursuant to Section 424 of the Code and Treasury Regulations Section 1.424-1(e). The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the Effective Date (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

INITIAL BOARD APPROVAL:
INITIAL STOCKHOLDER APPROVAL:

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VIEW MATERIALS & VOTE

VILLAGE SUPER MARKET, INC.
JOHN VAN ORDEN
733 MOUNTAIN AVENUE
SPRINGFIELD, NJ 07081

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/10/2026 for shares held directly and by 11:59 P.M. ET on 12/08/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/VLGEA2026**
You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the online instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/10/2026 for shares held directly and by 11:59 P.M. ET on 12/08/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Robert Sumas	02) John P. Sumas	03) Nicholas J. Sumas II	04) John J. Sumas	05) Perry J. Blatt
06) Kevin Begley	07) Steven Crystal	08) Stephen F. Rooney	09) Prasad Pola	

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

0000715079_1 R2.09.05.010

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue, Springfield, New Jersey 07081
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. Sumas and Nicholas J. Sumas II and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held virtually at www.virtualshareholdermeeting.com/VLGEA2026 on Friday, December 11, 2026, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side, which are described more fully in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000715079_2 R2.09.05.010

Continued and to be signed on reverse side